Exhibit 10.42

STOCK OPTION AWARD AGREEMENT
International Terms and Conditions
For Non-US Optionees

Fossil, Inc., a Delaware corporation (the “Company”) has adopted the 2004 Long-Term Incentive Plan of Fossil, Inc. (the “Long-Term Incentive Plan”) effective as of the Effective Date (as defined in the Long-Term Incentive Plan) with the objective of retaining key executives and other selected employees and of rewarding them for making major contributions to the success of the Company and its Subsidiaries (as defined in the Long-Term Incentive Plan).

The Long-Term Incentive Plan provides that an employee of the Company or its Subsidiaries (the “Optionee”) may be granted an Award (as defined in the Long-Term Incentive Plan), which may consist of right to purchase a specified number of shares of common stock, par value $.01 per share (“Common Stock”), of the Company at a specified price.

In consideration of the premises, the terms and conditions set forth herein, the terms of the Stock Option Award Letter Agreement (the “Award Letter”) between the Company and Optionee, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Grant of Award.  Subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee an Award consisting of U.S. non-statutory options (the “Options”) to purchase an aggregate of up to but not exceeding the number of shares of Common Stock (the “Option Shares”) from the Company and at a price per share as set forth in the Award Letter, such number of shares and such price per share being subject to adjustment from time to time as provided in Paragraph 14 of the Long-Term Incentive Plan.

The grant of this Award to the Optionee shall not confer any right to such Optionee (or any other Optionee) to be granted any Option or Award in the future under the Long-Term Incentive Plan, even if options have been granted in the past.

2.           Option Period and Vesting.  The Options granted pursuant to this agreement, together with the attached Appendix A (the “Agreement”) may be exercised by the Optionee at any time during the ten-year period beginning on the Grant Date specified in the Award Letter (“Option Period”), subject to the limitation that such Options shall vest and become exercisable in accordance with the Vesting Schedule set forth in the Award Letter (it being understood that the right to purchase the Option Shares shall be cumulative, so that the Optionee may purchase on or after any anniversary and during the remainder of the Option Period that number of Option Shares which the Optionee was entitled to purchase but did not purchase during any preceding period or periods).

Notwithstanding the Vesting Schedule set forth in the Award Letter: (i) the Committee may in its discretion at any time accelerate the vesting of the Options; and (ii) all of the Options granted hereunder shall vest upon a Change in Control of the Company.

3.           Method of Exercise.  The Options granted pursuant to this Agreement may be exercised by the Optionee by giving written notice of exercise to the Secretary of the Company which notice shall (i) state the number of Option Shares with respect to which such Options are being exercised and (ii) be accompanied by a check, cash or money order payable to the Company in the full amount of the exercise price for such Options or, by means of a cashless exercise procedure through the use of a brokerage arrangement approved by the Company (or any combination of cash, check, money order or cashless exercise procedure).  As promptly as practicable following the receipt of such written notification and payment, the Company shall deliver to the Optionee a certificate or certificates for the number of Option Shares with respect to which the Options have been exercised.

4.           Tax Withholding.  Regardless of any action the Company or Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by him or her is and remains Optionee’s responsibility and that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items.

Prior to exercise of the Option, Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items withholding obligations of the Company and/or the Employer.  In this regard, Optionee authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Optionee from his or her wages or other cash compensation paid to Optionee by the Company and/or the Employer.  Alternatively, or in addition thereto, the Company may withhold Tax-Related Items from all or any portion of such Options by withholding a portion of the Option Shares or selling or arranging for the sale of Option Shares having a Fair Market Value on the date of exercise, as determined in accordance with Paragraphs 2 and 9 of the Long Term Incentive Plan, equal to the amount required to be withheld or paid.  If the Optionee is subject to the short swing profits recapture provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company may impose such additional restrictions as may be necessary to ensure that the satisfaction of withholding requirements by the withholding of a portion of the Option Shares shall be exempt from the short swing profits recapture provisions of Section 16(b) of the Exchange Act.  If the Company withholds in Option Shares, the Company will withhold the amount of shares of Common Stock necessary to satisfy the minimum withholding amount.  Finally, Optionee will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Optionee’s participation in the Long-Term Incentive Plan or Optionee’s purchase of shares of Common Stock that cannot be satisfied by the means previously described.  The Company may refuse to honor the exercise and refuse to deliver the shares of Common Stock if Optionee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

5.           Nature of Grant.  In accepting the grant, Optionee acknowledges that:

(a)           the Long-Term Incentive Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Long-Term Incentive Plan and this Agreement;

(b)           the grant of the Option is voluntary and occasional;

(c)           all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d)           the Optionee’s participation in the Long-Term Incentive Plan will not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Optionee’s employment relationship at any time with or without cause;

(e)           the Optionee is voluntarily participating in the Long-Term Incentive Plan;

(f)           the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Optionee’s employment contract, if any;

(g)           the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(h)           in the event that Optionee is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with the Employer or any subsidiary or affiliate of the Company;

(i)           the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(j)           if the underlying shares of Common Stock do not increase in value, the Option will have no value;

(k)           if Optionee exercises his or her Option and obtain shares of Common Stock, the value of those shares of Common Stock acquired upon exercise may increase or decrease in value, even below the exercise price; and

(l)           in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or shares of Common Stock purchased through exercise of the Option resulting from termination of Optionee’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Optionee will be deemed irrevocably to have waived his or her entitlement to pursue such claim.

6.           Data Privacy.   Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Employer, and the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Long-Term Incentive Plan.

Optionee understands that the Company and the Employer may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the purpose of implementing, administering and managing the Long-Term Incentive Plan (“Data”).  Optionee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Long-Term Incentive Plan, that these recipients may be located in Optionee’s country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Optionee’s country.  Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Optionee’s local human resources representative.  Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Optionee’s participation in the Long-Term Incentive Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Optionee may elect to deposit any shares of stock acquired upon exercise of the Option.  Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Long-Term Incentive Plan.  Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee’s local human resources representative.  Optionee understands, however, that refusing or withdrawing his or her consent may affect Optionee’s ability to participate in the Long-Term Incentive Plan.  For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact his or her local human resources representative.

7.           Termination in Event of Nonemployment.  In the event that the Optionee ceases to be actively employed by the Company or any of its Subsidiaries (whether or not in breach of local labor laws) during the Option Period for any reason other than death, the Options granted pursuant to this Agreement shall terminate effective as of the date that Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment does not include a period of “garden leave” or a similar period pursuant to local law), except to the extent that the Options are exercisable on the date the Optionee ceases to be so employed.  To the extent that such Options are exercisable on the date that the Optionee ceases to be actively employed by the Company or any of its Subsidiaries for any reason other than death, such Options may be exercised by the Optionee during the three month period beginning on such date but shall terminate and be of no further force or effect at the end of such three-month period.

8.           Acceleration in Event of Death.  In the event that the Optionee ceases to be employed by the Company or any of its Subsidiaries during the Option Period by reason of death at a time when the Options granted pursuant hereto are still in force and unexpired, such unmatured Options shall be accelerated.  Such acceleration shall be effective as of the date of death of the Optionee, and each Option so accelerated may be exercised by the person or persons to whom the Optionee’s rights shall pass pursuant to Paragraph 13 of the Long-Term Incentive Plan during the 12-month period beginning on such date but shall terminate at the end of such period.

9.           Assignability.  The Options granted pursuant hereto shall not be assignable or transferable by the Optionee other than by will or the laws of descent and distribution.  No assignment of the Options herein granted shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such documents and evidence as the Company may deem necessary to establish the validity of the assignment and the acceptance by the assignee or assignees of the terms and conditions hereof.

10.           No Stockholder Rights.  The Optionee shall have no rights as a stockholder of the Company with respect to the Option Shares unless and until certificates evidencing such Option Shares shall have been issued by the Company to the Optionee.  Until such time, the Optionee shall not be entitled to dividends or distributions in respect of any Option Shares or to vote such shares on any matter submitted to the stockholders of the Company.  In addition, except as to adjustments that may from time to time be made by the Committee in accordance with the Long Term Incentive Plan, no adjustment shall be made or required to be made in respect of dividends (ordinary or extraordinary, whether in cash, securities or any other property) or distributions paid or made by the Company or any other rights granted in respect of any Option Shares for which the record date for such payment, distribution or grant is prior to the date upon which certificates evidencing such Option Shares shall have been issued by the Company.

11.           Administration.  The Committee shall have the power to interpret the Long-Term Incentive Plan, the Notice of Grant and this Award, and to adopt such rules for the administration, interpretation, and application of the Long-Term Incentive Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company, and all other interested persons.  No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Long-Term Incentive Plan or this Award.

12.           Restrictions and Related Representations.  Upon the acquisition of any Option Shares pursuant to the exercise of the Options granted pursuant hereto, the Optionee may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, the Long-Term Incentive Plan or with this Agreement.  In addition, the certificate or certificates representing any Option Shares purchased upon the exercise of the Options will be stamped or otherwise imprinted with a legend in such form as the Company may require with respect to any applicable restrictions on sale or transfer, and the stock transfer records of the Company will reflect stop-transfer instructions, as appropriate, with respect to such shares.

13.           Notices and Electronic Delivery.  Any notice or other communication hereunder shall be in writing and shall be given by registered or certified mail unless the Company, in its sole discretion, decides to deliver any documents related to the Option or future options that may be granted under the Plan by electronic means or to request Optionee’s consent to participate in the Plan by electronic means.  Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.  All notices of the exercise by the Optionee of the Options granted pursuant hereto shall be directed to Fossil, Inc., Attention: Secretary, at the Company’s then current address unless the Company directs Optionee otherwise. Any notice given by the Company to the Optionee directed to him at his address on file with the Company shall be effective to bind any other person who shall acquire rights hereunder.  The Company shall be under no obligation whatsoever to advise or notify the Optionee of the existence, maturity or termination of any rights hereunder and the Optionee shall be deemed to have familiarized himself with all matters contained herein and in the Long Term Incentive Plan which may affect any of the Optionee’s rights or privileges hereunder.

14.           Scope of Certain Terms.  Whenever the term “Optionee” is used herein under circumstances applicable to any other person or persons to whom this award may be assigned in accordance with the provisions of Paragraph 9 of this Agreement, the term “Optionee” shall be deemed to include such person or persons.  The term “Long-Term Incentive Plan” as used herein shall be deemed to include the 2004 Long-Term Incentive Plan of Fossil, Inc. and any subsequent amendments thereto, together with any administrative interpretations which have been adopted thereunder by the Committee pursuant to Paragraph 5 of such plan.

15.           General Restrictions.  This Award is subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; (b) the consent or approval of any government regulatory body; or (c) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

16.  Adjustments for Changes in Capitalization.  In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidations, liquidations, split-ups, split-offs, spin-offs or other similar changes in capitalization, or any distributions to stockholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Long-Term Incentive Plan, in the number, price or kind of shares covered by the Awards and in any outstanding Awards under the Long-Term Incentive Plan.  In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

17.  Precondition of Legality.  Notwithstanding anything to the contrary contained herein, the Optionee agrees that he will not exercise the Options granted pursuant hereto, and that the Company will not be obligated to issue any Option Shares pursuant to this Agreement, if the exercise of the Options or the issuance of such shares would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or any national securities exchange or transaction quotation system.

18.  Governing Law.  The Option grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, as provided in the Plan.

19.   No Right of Employment. Neither the granting of this Option, the exercise of any part hereof, nor any provision of the Long-Term Incentive Plan or this Award shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any Subsidiary to employ the Participant for any specified period.

20.  Amendment.  This Award may be amended only by a writing executed by the Company and the Participant which specifically states that it is amending this Award.  Notwithstanding the foregoing, this Award may be amended solely by the Committee by a writing which specifically states that it is amending this Award, so long as a copy of such amendment is delivered to the Participant, and provided that no such amendment adversely affecting the rights of the Participant hereunder may be made without the Participant’s written consent.  Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Participant, the provisions of the Option or this Award in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to Option which are then subject to restrictions as provided herein.

21.  Incorporation of Long-Term Incentive Plan.  This Agreement is subject to the Long-Term Incentive Plan, a copy of which has been furnished to the Optionee and for which the Optionee acknowledges receipt.  The terms and provisions of the Long-Term Incentive Plan are incorporated by reference herein. In the event of a conflict between any term or provision contained here in and a term or provision of the Long-Term Incentive Plan, the applicable terms and provisions of the Long-Term Incentive Plan shall govern and prevail.

22.  Language.  If the Optionee has received this Agreement or any other document related to the Long-Term Incentive Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

23.  Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

24.  Construction.  The Option is being granted pursuant to Section 7 of the Long-Term Incentive Plan and are subject to the terms of the Long-Term Incentive Plan.  A copy of the Long-Term Incentive Plan has been given to the Optionee, and additional copies of the Long-Term Incentive Plan are available upon request during normal business hours at the principal executive offices of the Company.  To the extent that any provision of this Award violates or is inconsistent with an express provision of the Long-Term Incentive Plan, the Long-Term Incentive Plan provision shall govern and any inconsistent provision in this Award shall be of no force or effect.

*   *   *

APPENDIX A
TO TERMS AND CONDITIONS OF OPTIONS
SPECIAL PROVISIONS FOR OPTIONEES OUTSIDE THE UNITED STATES

This Appendix A, which is part of the Agreement, includes additional terms and conditions of the award of Options that will apply to Optionees in the countries listed below.  Please note that the exchange control information provided below is current as of May 2007.  However, exchange controls are subject to change and the Optionee should consult his or her personal advisor(s) with respect to the applicable exchange controls (if any) which may apply to the vesting and exercise of Options and/or sale of the Shares.  Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan, the Agreement and the Award Letter.

Australia

No special provisions.

Austria

Consumer Protection Act Notice

The Optionee acknowledges that he or she may be entitled to revoke the Agreement on the basis of the Austrian Consumer Protection Act according the following rules:

(i)
If the Optionee receives the award of Options under the Plan outside the business premises of the Company, the Optionee may be entitled to revoke his or her acceptance of the Agreement.  The revocation must be made within one week after the Optionee has signed the Award Letter.

(ii)
The revocation must be in written form to be valid.  It is sufficient if the Optionee returns the Agreement to the Company or the Company’s representative with language that can be understood as his or her refusal to conclude or honor the Agreement.  It is sufficient if the revocation is sent within the period discussed above.

Canada

No special provisions because no Optionees in Quebec.

France

No special provisions.

Germany

No special provisions.

APPENDIX A

Hong Kong

Securities Law Notice

Neither this Agreement, nor other incidental communication materials, have been prepared in accordance with or intended to constitute a ‘prospectus’ for a public offering of securities under the applicable companies and securities legislation in Hong Kong.  This Agreement and the incidental communication materials are intended only for the personal use of each eligible Fossil employee and not for distribution to any other persons.

Italy

Exchange Controls

Optionees must report on their annual tax return the transfer of cash or shares of Common Stock exceeding EU12,500 to or from Italy, any foreign investment held abroad at the end of the calendar year in excess of EU12,500 (including shares of Common Stock), and the amount of the transfers to and from abroad which have had an impact during the calendar year on foreign investments outside of Italy.

Plan Document Acknowledgement

By accepting the award of Options, the Optionee acknowledges that he or she has received a copy of the Plan, has review the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.

The Optionee further acknowledges that he or she has read and specifically and expressly approves the following clauses in the Agreement:  Paragraph 4:  Withholding of Taxes; Paragraph 5:  Nature of Grant; Paragraph 9:  Assignability; Paragraph 13: Notices and Electronic Delivery; Paragraph 18: Governing Law; and the Data Privacy Consent below.

Data Privacy Consent

Notwithstanding Paragraph 6 or any other provision of the Agreement, Optionee agrees that the following shall apply with regard to data privacy in Italy:

Optionee hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of personal data as described in this section of Appendix A by and among, as applicable, the Employer and the Company and any of its Subsidiaries for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.

Optionee understands that the Employer, the Company and any of its Subsidiaries may hold certain personal information about Optionee, including, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of the award of Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the exclusive purpose of managing and administering the Plan (“Data”).

APPENDIX A

Optionee also understands that providing the Company with Optionee’s Data is necessary for the performance of the Plan and that Optionee’s denial to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Optionee’s ability to participate in the Plan.  The Controller of personal data processing is Fossil, Inc., with registered offices at 2280 N. Greenville Ave., Richardson, Texas 75082, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Fossil Italia, S.r.l. with registered offices at Via Vecchia Ferriera, 4 I-36100 Vicenza, Italy.  Optionee understands that Optionee’s Data will not be publicized, but it may be transferred to Citi Smith Barney or other third parties, banks, other financial institutions or brokers involved in the management and administration of the Plan.  Optionee further understands that the Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Optionee’s participation in the Plan, and that the Company and/or its Subsidiaries may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to Citi Smith Barney or another third party with whom Optionee may elect to deposit any Shares acquired under the Plan.  Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan.  Optionee understands that these recipients may be located in the European Economic Area, or elsewhere, such as the U.S. or Asia.  Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Optionee’s Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

Optionee understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Optionee’s Data abroad, including outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require Optionee’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan.  Optionee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Optionee has the right to, including but not limited to, access, delete, update, ask for rectification of Optionee’s Data and estop, for legitimate reason, the Data processing.  Furthermore, Optionee is aware that Optionee’s Data will not be used for direct marketing purposes.  In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting Optionee’s local human resources department.

APPENDIX A

Method of Exercise

Not withstanding paragraph 3 of the Agreement, Optionee agrees that that following requirements apply to Option exercises for Italian Optionees.  Due to regulatory requirements, Optionees residing in Italy will be restricted to the cashless sell-all method of exercise with respect to their Options.  To complete a cashless sell-all exercise, Optionee should instruct the broker to: (i) sell all of the shares of Common Stock to be issued upon exercise; (ii) use the proceeds to pay the Option Price, brokerage fees and any applicable Tax-Related Items; and (iii) remit the balance in cash to the Optionee.  To the extent that regulatory requirements change, Fossil reserves the right to eliminate the cashless sell-all method of exercise restriction and, in its sole discretion, to permit exercises with cash, check, money orders or cashless sell-to-cover exercise.

Japan

No special provisions.

Mexico

Labor Law Policy Statement

This provision supplements Paragraph 5 of the Agreement:

In accepting the Options, Optionee acknowledges that he or she understands and agrees that: (i) the Options are not related to the salary and other contractual benefits granted to the Optionee by the Employer; and (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Optionee’s employment.

Policy Statement:

La invitación que la Compañía hace en relación con el Plan es unilateral y discrecional, por lo tanto, la Compañía se reserva el derecho absoluto para modificar o terminar el mismo en cualquier momento, sin ninguna responsabilidad para el Otorgario.

Esta invitación y, en el caso del  Otorgario, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre el Otorgario  y la Compañía.  Tampoco establece derecho alguno entre el Otorgario y su empleador

English Translation:

The offering the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to the Optionee.

This offering and, in Optionee’s case, the purchase of shares does not, in any way, establish a labor relationship between the Optionee and the Company and it does not establish any rights between Optionee and the Employer.

APPENDIX A

Netherlands

Notification For Dutch Optionees

The Optionee has been granted Options under the Plan, pursuant to which the Optionee may acquire shares of the Company’s shares of Common Stock.  Optionees that are residents of the Netherlands should be aware of the Dutch insider trading rules, which may impact the sale of such shares issued upon exercise of the Option.  In particular, the Optionee may be prohibited from effecting certain share transactions if he or she has insider information regarding the Company.

Below is a discussion of the applicable restrictions.  The Optionee is advised to read the discussion carefully to determine whether the insider rules could apply to him or her.  If it is uncertain whether the insider rules apply, we recommend that the Optionee consults with his or her legal advisor.  Please note that the Company cannot be held liable if an Optionee violates the Dutch insider rules.  The Optionee is responsible for ensuring his or her compliance with these rules.

By entering into the Agreement and participating in the Plan, the Optionee acknowledges having read and understood the Notification below and acknowledges that it is his or her responsibility to comply with the Dutch insider trading rules, as discussed herein.

Prohibition Against Insider Trading

Dutch securities laws prohibit insider trading.  Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands.  “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price.  The insider could be any employee of the Company or its Dutch Subsidiary who has inside information as described above.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Subsidiary may have inside information and thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when he or she had such inside information.

Exchange Controls

The Dutch Central Bank may require that certain reporting requirements be complied with  in connection with payments sent to and from abroad.  The Optionee should check with his or her financial institution before transferring funds to the Netherlands from the exercise of Options, sale of the shares of Common Stock or receipt of dividends.

APPENDIX A

Singapore

Securities Law Notification

The grant of Options under the Plan is being made on a private basis and is, therefore, exempt from registration in Singapore.  Shares of Common Stock are traded on a U.S. exchange and Participants are not able to resell shares on a Singapore exchange.

Director Notification

If the Optionee is a director, associate director or shadow director of a Singapore Subsidiary of the Company, the Optionee is subject to certain notification requirements under the Singapore Companies Act.  Among these requirements is an obligation to notify the Singapore Subsidiary in writing when the Optionee receives an interest (e.g., Options, Shares) in the Company or any related companies.  Please contact the Company to obtain a copy of the notification form.  In addition, the Optionee must notify the Singapore Subsidiary when the Optionee sells Shares of the Company or any related company (including when the Optionee sells Shares acquired pursuant to this award).  These notifications must be made within two days of acquiring or disposing of any interest in the Company or any related company.  In addition, a notification must be made of the Optionee’s interests in the Company or any related company within two days of becoming a director.

Spain

Labor Law Acknowledgment

This provision supplements Paragraph 5 of the Agreement:

In accepting the grant of Options the Optionee acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan and Agreement.

The Optionee understands that Fossil has unilaterally, gratuitously and discretionally decided to grant Options under the Plan to individuals who may be employees of Fossil or its Subsidiaries throughout the world.  The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind Fossil or any of its Subsidiaries.  Consequently, the Optionee understands that the Option are granted on the assumption and condition that the Options and the shares of Common Stock purchased a result thereof shall not become a part of any employment contract (either with Fossil or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.  In addition, the Optionee understands that this grant would not be made to the Optionee but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to Options shall be null and void.

APPENDIX A

Exchange Control Notification

To participate in the Plan, the Optionee must comply with exchange control regulations in Spain.  When the Optionee sells shares of Common Stock received upon exercise of the Option or receive dividends on such shares and transfers the cash proceeds from these transactions into Spain, the Optionee must inform the financial institution receiving the payment of the basis upon which such payment is made.  The Optionee will need to provide the institution with the following information: (i) Optionee’s name, address, and fiscal identification number; (ii) the name and corporate domicile of Fossil (i.e., Richardson, Texas, USA); (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) further information that may be required.

If the Optionee wishes to have certificates representing the shares of Common Stock obtained under the Plan transferred to him or her into Spain, rather than held in a brokerage account outside of Spain, the Optionee must declare the importation of such securities to the Dirección General de Política Comercial e Inversiones Exteriores (i.e., the Bureau for Commercial Policy and Foreign Investments, which is a department of the Ministry of Economy).

Securities Law Notice

The grant of Options and the shares of Common Stock issued pursuant to the award are considered a private placement outside of the scope of Spanish laws on public offerings and issuances.

Sweden

No special provisions.

Switzerland

No special provisions.

United Kingdom

Tax Withholding Obligations

The following supplements Paragraph 4 of the Agreement:

If payment or withholding of the income tax due is not made within 90 days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items shall constitute a loan owed by the Optionee to the Employer, effective on the Due Date.  The Optionee agrees that the loan will bear interest at the then-current HM Revenue and Customs Official Rate, it will be immediately due and repayable, and Fossil or the Employer may recover it at any time thereafter by any of the means referred to in Paragraph 3 of the Agreement.  Notwithstanding the foregoing, if the Optionee is an “Officer” (as defined in Rule 16a-1(f) of the U.S. Securities Exchange Act of 1934), the terms of this provision will not apply to the Optionee.  In the event that Tax-Related Items are not collected from or paid by an Officer Optionee by the Due Date, the amount of any uncollected Tax-Related Items may constitute a benefit to the Optionee on which additional income tax and National Insurance Contributions may be payable.  The Optionee agrees that Fossil and/or the Employer may collect any income tax and National Insurance Contributions due on this additional benefit from the Optionee by any of the means set forth in Paragraph 3 of the Agreement.

APPENDIX A

Director Notification

If the Optionee is a director or shadow director of a UK Subsidiary of Fossil and the UK Subsidiary is not wholly owned by Fossil, the Optionee is subject to certain notification requirements under the Companies Act.  Specifically, the Optionee must notify the UK Subsidiary in writing of the Optionee’s interest in Fossil and the number and class of shares or rights to which the interest relates.  The Optionee must also notify the UK Subsidiary when the Optionee exercises the Option or sells shares of Common Stock acquired through exercise.  This disclosure requirement also applies to any rights or shares acquired by the Optionee’s spouse or children (under the age of 18).

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